UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2005

CYOP SYSTEMS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-32355	98-0222927
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1022 Sixth Street, Unit A, Hermosa Beach, California	90254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 691-2585

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

               On December 14, 2005, the Registrant closed on the purchase of certain assets from FutureBet Systems, Inc. (“FutureBet”) pursuant to an Asset Purchase Agreement dated November 16, 2005 by and between the Registrant and FutureBet (the “Agreement”). The Registrant purchased the software code of FutureBet system “V.2.4 which includes software for various casino table games and slot machines as well as Internet sports wagering software. The Registrant agreed to pay FutureBet $650,000 as follows: (i) $325,000 upon closing, (ii) installments of $30,000 thirty (30) days after the closing and $40,000 sixty (60) days after the closing, and (iii) the balance of $255,000 to be paid upon the effectiveness of a registration statement and concurrent funding with Cornell Capital Partners, LP (“Cornell Capital”) due payable no later than March 31, 2006. The information regarding the funding with Cornell Capital and the filing of a registration statement is contained in the Registrant’s report on Form 8-K dated December 15, 2005 and filed with the Securities and Exchange Commission on December 22, 2005, which is incorporated by reference. Should the Registrant default in any of the payments or issuance of shares under the Agreement then the rights to the source code shall revert back to FutureBet. Additionally, the Registrant will issue to FutureBet upon effectiveness of the registration statement, $550,000 in the Registrant’s common stock or $550,000 cash at FutureBet’s discretion. The shares to be issued to FutureBet will be registered on registration statement to be filed. Prior to any stock issuance, FutureBet will enter into a twelve-month lock-up agreement which will limit the amount sold on a monthly basis dependent on market volume.

Item 2.01 Completion of Acquisition or Disposition of Assets

               The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

               On December 21, 2005, Mr. Gordon Samson resigned, effective immediately, as the Registrant’s Chief Financial Officer (“CFO”) and as a member of the Registrant’s Board of Directors. Mr. Samson served on the Registrant’s Audit Committee. Mr. Samson did not resign as a result of any disagreement relating to our operations, policies or practices. We have included a letter from Mr. Samson confirming such facts as an exhibit to this form 8-K. Mr. White will act as the interim CFO until a replacement is found.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Ex. 10.1	Asset Purchase Agreement, dated as of November 16, 2005, between the Registrant and FutureBet Systems, Inc.
Ex. 99.1	Letter of resignation dated December 21, 2005 from Gordon Samson to the Registrant.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYOP SYSTEMS INTERNATIONAL
INCORPORATED
(Registrant)

Date	January 5, 2006
		By:	/s/ Mitch White
		Name:	Mitch White
		Title:	Chief Executive Officer